UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2026

ON24, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39965	94-3292599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Howard Street, Suite 1100
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 369-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONTF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 29, 2025, ON24, Inc., a Delaware corporation (the “Company” or “ON24”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cvent Atlanta, LLC, a Delaware limited liability company (“Parent”), and Summit Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company and a wholly-owned subsidiary of Parent following the transaction. Parent and Merger Sub are affiliated with Cvent, Inc. and have agreed to acquire all of the Company’s outstanding shares of common stock (the “Company Shares”) for $8.10 per share, in cash, as described in more detail below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement.

On April 1, 2026 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company survived the Merger as a wholly-owned subsidiary of Parent.

Item 1.02	Termination of Material Definitive Agreement.

The information set forth in the Introductory Note and Items 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Effective as of the Closing Date, in accordance with the terms of the Merger Agreement, the Company terminated the Company’s 2021 Employee Stock Purchase Plan, the Company’s 2014 Stock Option Plan, as amended, and the Company’s 2021 Equity Incentive Plan.

In connection with the completion of the Merger, on April 1, 2026, the Company terminated that certain Sixth Amended and Restated Loan and Security Agreement, dated as of August 31, 2021, as amended, by and between the Company and Fifth Third Bank, N.A., as successor by merger to Comerica Bank.

Effective as of the Closing Date, the Tenth Amended and Restated Investors’ Rights Agreement, dated April 12, 2019, by and among the Company and certain of its stockholders terminated by its terms upon the completion of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

At the Effective Time, each Company Share outstanding as of immediately prior to the Effective Time (other than any Company Shares held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof or any Company Shares as to which appraisal rights were properly exercised in accordance with Delaware law), was automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $8.10, without interest and net of applicable withholding taxes (the “Merger Consideration”).

Each vested Company Option outstanding as of immediately prior to the Effective Time was automatically canceled at the Effective Time, and the former holder of such canceled vested Company Option became entitled to receive at the Effective Time or as soon as practicable thereafter (but in no event later than the first regularly scheduled payroll date of the Surviving Corporation occurring on or after the fifth (5th) Business Day after the Effective Time) an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in the Merger Agreement), equal to the excess, if any, of the Merger Consideration over the exercise price per share of each such canceled Company Option.

Each unvested Company Option outstanding as of immediately prior to the Effective Time was automatically canceled, and the former holder of any canceled unvested Company Option became entitled to receive a restricted cash award (an “Option Restricted Cash Award”) representing the right to receive an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in the Merger Agreement), equal to the excess, if any, of the Merger Consideration over the exercise price per share of each such canceled unvested Company Option. Any payments made in respect of each Option Restricted Cash Award will be paid through the payroll of the Surviving Corporation promptly, and in any event no later than the first regularly scheduled payroll date occurring on or after the thirtieth (30th) calendar day following the date on which the Option Restricted Cash Award (or portion thereof) vests.

Each vested Company RSU (including after application of any accelerated vesting that occurs pursuant to the terms of any agreement governing a Company RSU, and with the achievement of any performance vesting goals applicable to any Company RSU being determined in accordance with the terms of the applicable agreement governing such Company RSU) outstanding as of immediately prior to the Effective Time was automatically canceled, and the former holder of such canceled vested Company RSU became entitled to receive at the Effective Time or as soon as practicable thereafter (but in no event later than the first regularly scheduled payroll date of the Surviving Corporation occurring on or after the fifth (5th) Business Day after the Effective Time) an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in the Merger Agreement) equal to the Merger Consideration.

Each unvested Company RSU outstanding as of immediately prior to the Effective Time was automatically canceled, and the former holder of such canceled unvested Company RSU became entitled to receive a restricted cash award (an “RSU Restricted Cash Award”) representing the right to receive an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in the Merger Agreement) equal to the Merger Consideration, with payment of such amount subject to the same terms and conditions (including as to vesting, forfeiture, acceleration and employment termination protection, but excluding, for the avoidance of doubt, any performance conditions) as applied to the corresponding canceled unvested Company RSU as of immediately prior to the Effective Time. Any payments made in respect of each RSU Restricted Cash Award will be paid through the payroll of the Surviving Corporation promptly, and in any event no later than the first regularly scheduled payroll date occurring on or after the thirtieth (30th) calendar day, following the date on which the RSU Restricted Cash Award (or portion thereof) vests.

The definitive proxy statement filed by the Company with the SEC on February 24, 2026, and the supplemental disclosure to such proxy statement filed by the Company with the SEC on March 19, 2026, contain additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the shares of the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Exchange Act. Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Company Common Stock on the NYSE was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.02, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was canceled and converted automatically, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. In connection with the Merger, the aggregate purchase price paid for all outstanding

Company Common Stock (except as described in Item 2.01 of this Current Report on Form 8-K) was approximately $400 million. The funds used to complete the Merger and the transactions contemplated thereby were provided by cash on hand at Parent and cash on hand at Company, in accordance with the terms of the Merger Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Items 1.02 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

In connection with the Merger, as of the Effective Time, Teresa Anania, Anil Arora, Ron Mitchell, Cynthia Paul, Sharat Sharan, Dominique Trempont, Tony Zingale and Barry Zwarenstein each resigned from the board of directors of the Company and from any and all committees thereof on which they served and ceased to be directors of the Company. At the Effective Time, in accordance with the terms of the Merger Agreement, (i) the following persons became the directors of the Surviving Corporation: Rajeev K. Aggarwal, Katherine Mary Wagner and Charles V. Ghoorah and (ii) the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and the amended and restated bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 30, 2025).

3.1	Fourteenth Amended and Restated Certificate of Incorporation of ON24, Inc.

3.2	Amended and Restated Bylaws of ON24, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

*

Certain provisions or terms of this exhibit, including the disclosure schedule thereto, have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2026	ON24, Inc.

	By:	/s/ Steven Vattuone
Steven Vattuone
Chief Financial Officer